Exhibit 99.1

May 7, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK and ONEOK Partners to Present at
Baird 2014 Growth Stock Conference

TULSA, Okla. – May 7, 2014 -- ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will present at the Baird 2014 Growth Stock Conference on Thursday, May 8, 2014, in Chicago, Illinois.

Robert F. Martinovich, ONEOK and ONEOK Partners executive vice president, commercial, will present at the conference on Thursday, May 8, at 1:40 p.m. Eastern Daylight Time (12:40 p.m. Central Daylight Time) and also will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The conference will be webcast and will be accessible on both ONEOK’s and ONEOK Partners’ websites, www.oneok.com and www.oneokpartners.com. A replay of the webcast will be archived for 30 days.

The presentation will be posted on their websites that morning, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of March 31, 2014, owns 41.0 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

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